FIDELITY® MAGELLAN® FUND

(the "Trust")

SPECIAL MEETING OF SHAREHOLDERS

APRIL 19, 2000

Pursuant to notice duly given, a Special Meeting of Shareholders of

FIDELITY MAGELLAN FUND

FIDELITY MAGELLAN FUND

(the "Fund")

was held on April 19, 2000 at 9:00 a.m. at an office of the Trust, 27 State Street, Boston, Massachusetts.

Mr. Robert Dwight acted as Chairman in the absence of Mr. Edward C. Johnson 3d and Mr. Mark Chapleau, Senior Legal Counsel, acting as Secretary Pro Tempore, recorded the minutes. Mr. Gerald McDonough, an Independent Trustee of the Trust, and Mr. Eric Roiter, General Counsel of FMR, were appointed to act as proxy agents for all shareholders who had properly returned their proxy cards.

Mr. Dwight noted that the Trust has shareholder voting rights based on the proportionate value of a shareholder's investment. Accordingly, each shareholder is entitled to one vote for each dollar of net asset value held on the record date for the meeting.

Mr. Chapleau reported that proxies representing 50.001% of the outstanding voting securities of the Fund had been received. Mr. Dwight announced that a quorum was present and called the meeting of the shareholders of the Fund to order.

Mr. Dwight stated that the Secretary had presented him with the following documents relating to the meeting:

Notice of Meeting dated February 22, 2000

Proxy Statement dated February 22, 2000

Form of Proxy

Affidavit attesting to the mailing of these documents to the record shareholders entitled to vote at the meeting

Mr. Dwight indicated that a list of shareholders entitled to vote at the meeting would be made available for viewing upon request.

Mr. Dwight recommended that the reading of the Notice of Meeting be waived. There was no objection to the recommendation.

Mr. Dwight stated that the first item of business as stated in the Notice of Meeting and described in the Proxy Statement was to elect a Board of Trustees for the Trust.

Mr. Chapleau reported that each of the twelve nominees listed in the Proxy Statement received the affirmative vote of at least 97.712% of the votes cast at the meeting. Whereupon, it was

VOTED: That the twelve nominees listed in the Proxy Statement dated February 22, 2000, be, and they hereby are, elected as Trustees of Fidelity Magellan Fund.

Mr. Dwight stated that the second item of business as stated in the Notice of Meeting and described in the Proxy Statement was to ratify the selection of PricewaterhouseCoopers LLP ("PwC") as independent accountant of the Fund.

Mr. Chapleau reported that the proposal to ratify the selection of PwC as independent accountant of the Fund, as set forth in the Proxy Statement, received 46,744,569,034.06 affirmative votes of Fidelity Magellan Fund, or 95.687% of the votes cast at the meeting. Whereupon, it was

VOTED: That the selection of PricewaterhouseCoopers LLP as independent accountant of Fidelity Magellan Fund, as set forth in the Proxy Statement dated February 22, 2000, be, and it hereby is, ratified and approved.

Mr. Dwight stated that the third item of business as stated in the Notice of Meeting and described in the Proxy Statement was to authorize the Trustees to adopt an Amended and Restated Declaration of Trust for the Trust, which would allow the Trustees more flexibility and broader authority to act, subject to applicable requirments of federal and state laws and the Trustees' continuing fiduciary duty to act in the shareholders' interests.

Mr. Chapleau reported that the proposal to authorize the Trustees to adopt an Amended and Restated Declaration of Trust received 44,286,749,798.39 affirmative votes, or 90.656% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Trustees, be, and they hereby are, authorized to adopt an Amended and Restated Declaration of Trust, as set forth in the Proxy Statement dated February 22, 2000.

Mr. Dwight stated that the fourth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended Management Contract for the Fund that would (i) reduce the group fee rate further if FMR's assets under management remain over $210 billion; (ii) modify the performance adjustment calculation to round performance of the Fund and the Fund's comparative index to the nearest 0.01%, rather than to the nearest 1.00%; and (iii) allow FMR and the Trust, on behalf of the Fund, to modify the Management Contract subject to the requirements of the Investment Company Act of 1940.

Mr. Chapleau reported that the proposal to approve an amended Management Contract for the Fund, as set forth in the Proxy Statement, received 43,972,875,638.05 affirmative votes of Fidelity Magellan Fund, or 90.013% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended Management Contract for the Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated February 22, 2000.

Mr. Dwight stated that the fifth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended sub-advisory agreement among FMR, FMR U.K., and the Trust with respect to the Fund that would allow FMR, FMR U.K., and the Trust, on behalf of the Fund, to modify the amended agreement subject to the requirements of the Investment Company Act of 1940.

Mr. Chapleau reported that the proposal to approve an amended sub-advisory agreement with FMR U.K. for the Fund, as set forth in the Proxy Statement, received 44,242,186,686.46 affirmative votes of Fidelity Magellan Fund, or 90.565% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended sub-advisory agreement with FMR U.K. for Fidelity Magellan Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated February 22, 2000.

Mr. Dwight stated that the sixth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended sub-advisory agreement among FMR, FMR Far East, and the Trust with respect to the Fund that would allow FMR, FMR Far East, and the Trust, on behalf of the Fund, to modify the amended agreement subject to the requirements of the Investment Company Act of 1940.

Mr. Chapleau reported that the proposal to approve an amended sub-advisory agreement among FMR Far East for the Fund, as set forth in the Proxy Statement, received 44,160,792,119.39 affirmative votes of Fidelity Magellan Fund, or 90.398% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended sub-advisory agreement with FMR Far East for Fidelity Magellan Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated February 22, 2000.

Mr. Dwight stated that the seventh item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve a Distribution and Service Plan pursuant to Rule 12b-1 for the Fund.

Mr. Chapleau reported that the proposal to approve a Distribution and Service Plan for the Fund, as set forth in the Proxy Statement, received 44,508,717,920.32 affirmative votes of Fidelity Magellan Fund, or 91.110% of the votes cast at the meeting. Whereupon, it was

VOTED: That a Distribution and Service Plan for Fidelity Magellan Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated February 22, 2000.

Mr. Dwight stated that the eighth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend the Fund's fundamental investment limitation concerning diversification to permit increased investments in the securities of any single issuer.

Mr. Chapleau reported that the proposal to amend the Fund's fundamental investment limitation, as set forth in the Proxy Statement, received 43,328,804,685.14 affirmative votes of Fidelity Magellan Fund, or 88.695% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Fund's fundamental investment limitation concerning diversification be, and it hereby is, amended to permit increased investment in the securities of any single issuer, as set forth in the Proxy Statement dated February 22, 2000.

Mr. Dwight stated that the ninth and final item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend the Fund's fundamental investment limitation concerning diversification to exclude securities of other investment companies from the limitation.

Mr. Chapleau reported that the proposal to amend the Fund's fundamental investment limitation concerning diversification, as set forth in the Proxy Statement, received 43,577,348,098.33 affirmative votes of Fidelity Magellan Fund, or 89.204% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Fund's fundamental investment limitation concerning diversification be, and it hereby is, amended to exclude securities of other investment companies from the limitation, as set forth in the Proxy Statement dated February 22, 2000.

There being no further business to come before the meeting, upon motion duly made and seconded, it was

VOTED: To Adjourn.

ADJOURNED.

A TRUE RECORD.

ATTEST:	/s/Mark Chapleau
Mark Chapleau
Secretary Pro Tempore